Exhibit 10.1

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                          OPTION AGREEMENT - DRGO 01/05

THIS  OPTION  AGREEMENT  is  made  effective  the  20th  day  of  January,  2005

BETWEEN:

     JAROSLAV  RUZA
     1002-1415  St  Georges  Avenue
     North  Vancouver,  British  Columbia
     Canada
     (hereinafter  called  "Optionor")                OF  THE  FIRST  PART

AND:

     DRAGON  GOLD  RESOURCES,  INC.
     338  Euston  Road,  Suite  323
     London  -  NW1  3BT
     United  Kingdom
     (hereinafter  called  "Optionee")                OF  THE  SECOND  PART

WHEREAS:

A) Optionor is the owner of an undivided 100% right, title and interest in and to certain Mining Claims more particularly described on (Schedule "A") attached to this Agreement;

B) Optionee wishes to acquire the option to acquire a 100% interest in the Optionor's property on the terms and subject to the conditions contained in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of these presents and the sum of One Dollar ($1.00) now paid by each of the parties to each of the other parties hereto, the receipt and sufficiency of which is hereby acknowledged by each of the parties, and for other good and valuable consideration, the receipt and sufficiency of which is also hereby acknowledged by each of the parties, the parties hereby agree as follows:

DEFINITIONS

1.01 In this Agreement and in all Schedules attached to and made a part hereof, the following words and phrases shall have the following meanings, namely:

     (A) "Net Smelter Returns" means the proceeds received by the Optionee from any smelter or other purchaser from the sale of any ores, concentrates or minerals produced from the Property after deducting from such proceeds the following charges only to the extent that they are not deducted by the smelter or other purchaser in computing the proceeds:

          (I) the cost of transportation of the ores, concentrates or minerals from the Property to such smelter or other purchaser, including insurance and related transport;

          (II) smelting  and  refining  charges  including  penalties;

          (III)  marketing  and  insurance  costs;

     (B) "Option to Purchase" means the grant by the Optionor to the Optionee set forth in paragraph 4.01 hereof;

     (C) "Property" means all of the mineral claims described in Schedule "A" hereto in respect of which the Option to Purchase remains in effect, and all mining leases and other mineral interests derived from any such mineral claims. Any reference herein to any mineral claims comprised in the Property includes any mineral leases or other interests into which such mineral claims may have been converted.

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REPRESENTATIONS  AND  WARRANTIES  OF  THE  OPTIONOR

2.01     The  Optionor  represents  and  warrant  to  the  Optionee  that:

     (A) it is the owner of an undivided one hundred percent (100%) right, title and interest in the Property, free of any liens, charges or claims of others.

     (B) it is legally entitled to hold its interests in the Property and will remain so entitled until the interests of the Optionor as set out herein in the Property has been duly transferred to the Optionee as contemplated herein;

     (C) it is, and at the time of any transfer to the Optionee of any interest in the Property will be, the owner of the interest in the Property so transferred free and clear of all liens, charges and claims of others, and no taxes, annual license fees, rentals, or other charges or penalties, are due in respect thereof;

     (D) the mineral claims comprising the Property have been duly and validly located pursuant to the laws of the Mongolia and are recorded in the name of the Optionor and are in good standing in the Office of the Geological and Mining Cadaster (OGMC) of the Mineral Resources Authority of Mongolia (MRAM) on the date hereof and until the dates set out on the attached Schedule "A";

     (E) there is no adverse claim or challenge against or to the ownership of or title to the Property, nor to their knowledge is there any basis therefore, and there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof,

     (F) the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of, any indenture, agreement or other instrument whatsoever to which the Optionor is a party or by which any of them is bound or to which any of them may be subject;

     (G) no proceedings are pending for, nor is the Optionor aware of any basis for the institution of, any proceedings leading to the placing of any of them in bankruptcy or subject to any laws governing the affairs of insolvent persons.

2.02 The Optionor acknowledges that the representations and warranties set forth in paragraph 2.01 hereof form a part of this Agreement and are conditions upon which the Optionee has relied in entering into this Agreement, and that these representations and warranties shall survive the acquisition of any interest in the Property hereunder by the Optionee.

2.03 The parties also acknowledge and agree that the representations and warranties set forth in paragraph 2.01 hereof are provided for the exclusive benefit of the Optionee, and a breach of any one or more thereof may be waived by the Optionee in whole or in part at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty.

REPRESENTATIONS  AND  WARRANTIES  OF  THE  OPTIONEE

3.01 The  Optionee  represents  and  warrants  to  the  Optionor  that:

(a) it has been duly incorporated under the Nevada Revised Statutes and validly exists as a corporation in good standing under the laws of Nevada and is legally entitled to hold mineral property interests in Mongolia;

(b) it has duly obtained all corporate authorizations for the execution of this Agreement and for the performance of this Agreement by it, and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of, its Articles or constating documents or any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which it is a party or by which it is bound or to which it may be subject;

(c) no proceedings are pending for, and it is not aware of any basis for the institution of any proceedings leading to, its dissolution or winding-up or the placing of it in bankruptcy or subject to any laws governing the affairs of insolvent persons.

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3.02 The Optionee acknowledges that the representations and warranties set forth in paragraph 3.01 hereof form a part of this Agreement and are conditions upon which the Optionor have relied in entering into this Agreement, and that these representations and warranties shall survive the acquisition of any interest in the Property hereunder by the Optionee.

3.03 The parties also acknowledge and agree that the representations and warranties set forth in paragraph 3.01 hereof are provided for the exclusive benefit of the Optionor, and a breach of any one or more thereof may be waived by the Optionor in whole or in part at any time without prejudice to their rights in respect of any other breach of the same or any other representation or warranty.

GRANT  OF  OPTION  TO  PURCHASE  AND  COMMITMENTS

4.01 The Optionor hereby grants to the Optionee the sole and exclusive right and option, subject to the terms of this Agreement, to acquire an undivided one hundred percent (100%) right, title and interest in and to the Property, free and clear of all claims, liens, charges and encumbrances, save and except for those set forth in this Agreement, on the following terms and conditions:

     (A)  the  Optionee  making  the  following  cash  payments to the Optionor:

          (I)  CAD$20,000  upon  the execution of this Agreement by all parties;

          (II) an additional CAD$30,000 on or before the day which is 12 months from the date the payment required under (i) above is made;

          (III) an additional CAD$50,000 on or before the day which is 12 months from the date the payment required under (ii) above is made;

     4.02 Upon the execution of this Agreement, the Optionor also agrees on the following:

     (A) the Optionor will provide the Optionee with all the necessary geological information on the properties, maps and reports on the Property (including regional and property geological, geochemical, and geophysical survey maps and reports and other works on the properties if such works existed) so that the Optionee can evaluate the Property; and will assist the Optionee on their interpretation and translation if required so by the Optionee.

     (B) subject to the Optionee's request, the Optionor agrees to provide up to a maximum of Fifteen (15) working days of his time to accompany the Optionee and its servants, agents and independent contractors to visit the Property, assist the Optionee in assembling an exploration team in Mongolia, and/or assist in other matters related to the due diligence process to be conducted on the properties. The Optionee will cover all reasonable expenses related to the Optionor's assistance and will pay the Optionor a professional fee of CAD$300 for each day of assistance provided to visit the Property.

     (C) if required by the Optionee, the Optionor will assist the Optionee with all the necessary regulatory filings to the relevant authorities in Mongolia in order to maintain the Property in good standing and to carry out its intended exploration activities.

     (D) the Optionor will assist the Optionee to record the Option to Purchase with the appropriate governmental office(s) in Mongolia, if such registration is possible.

4.03 This Agreement represents an option only, and the Optionee shall be under no obligation to the Optionor hereunder, save and except in respect of the making by the Optionee of the cash payment provided for in sub-paragraph 4.01(a)(i) hereof.

4.04 Upon the Optionee having completed the cash payments provided for in sub-paragraph (a) of paragraph 4.01, the Option to Purchase shall be deemed to be exercised and the Optionee shall have earned all of the Optionor's right, title and interest in and to the Property, which amounts to an undivided one hundred percent (100%) right, title and interest in and to the Property, subject to the reservation in favour of the Optionor of two percent (2%) of the Net Smelter Returns (hereinafter called the "Royalty"), subject to:

     (A)  the  Optionee's  right  to:

          (I) purchase one-third (1/3) of the Royalty from the Optionor at any time for the sum of CAD$300,000;

          (II) purchase an additional one-third (1/3) of the Royalty from the Optionor at any time for the sum of CAD$300,000 (giving the Optionee a total ownership of two-thirds (2/3) of the Royalty);

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     (B)  the  Optionee  will  have  a  right  of  first refusal entitling it to purchase the remaining one-third (1/3) of the Royalty from the Optionor in the event the Optionor wishes to sell this remaining interest in the Royalty.

4.05 After the exercise of the Option to Purchase, payment of the Royalty will be made quarterly within 30 days after the end of each yearly quarter based upon a calendar year commencing on the 1st day of January and expiring on the 31st day of December in any year in which production occurs. Within 60 days after the end of each year for which the Royalty is payable, the records relating to the calculation of Net Smelter Returns for such year will be audited by the Optionee and any adjustments in the payment of the Royalty will be made forthwith after the completion of the audit. All payments of the Royalty for a year will be deemed final and in full satisfaction of all the obligations of the Optionee in respect thereof if such payments or calculations thereof are not disputed by the Optionor within 60 days after receipt by the Optionor of these audited calculations. The Optionee will maintain accurate records relevant to the determination of Net Smelter Returns and the Optionor, or their authorized agents, shall be permitted the right to examine such records at all reasonable times.

4.06 The determination of Net Smelter Returns and the Royalty payable hereunder is based on the premise that production will be developed solely on the Property except that the Optionee will have the right to commingle ore mined from the Property with ore mined and produced from other properties provided that the Optionee will adopt and employ reasonable practices and procedures for weighing, sampling and assaying, in order to determine the amounts of products derived from or attributable to that ore mined and produced from the Property. The Optionee will maintain accurate records of the results of such weighing, sampling and assaying with respect to any ore mined and produced from the Property. The Optionor or its authorized agents will be permitted the right to examine at all reasonable times such records pertaining to commingling of ore or to the calculation of Net Smelter Returns and the Royalty.

TRANSFER  OF  PROPERTY

5.01 After  the  Option to Purchase has been completed pursuant to sub-paragraph
     (a) of paragraph 4.01, the Optionor shall cause to be delivered to the Optionee duly executed recordable transfers in favour of the Optionee or its trustees or subsidiaries of an undivided one hundred percent (100%) interest in and to the Property, subject only to the Royalty, which the Optionee shall be entitled to record with the appropriate governmental office.

OBLIGATIONS  OF  THE  OPTIONEE  DURING  THE  OPTION  PERIOD

6.01 The Optionee hereby covenants and agrees that for so long as the Option to Purchase hereunder continues in full force and effect it will:

     (A) maintain the Property in good standing by the doing and filing of applicable assessment work or the making of payments in lieu thereof, by the payment of taxes, annual license fees and rentals and the performance of all other actions which may be necessary in that regard and in order to keep the Property free and clear of all liens and other charges except those at the time contested in good faith by the Optionee;

     (B) file all applicable assessment work carried out in respect of the Property to the allowable extent permitted under all applicable mining legislation;

     (C) permit the Optionor or its duly authorized agents, upon reasonable prior notice to the Optionee, to have access to the Property in order to examine any work carried out by the Optionee, provided, however, that neither the Optionor nor their agents shall interfere or obstruct the operations of the Optionee, its servants and agents on the Property, and further provided that the Optionor or their agents shall enter upon the Property at their own risk and that the Optionor agrees to indemnify and save the Optionee harmless from all loss or damage of any nature or kind whatsoever in any way referable to the entry of, presence on, or activities of either the Optionor or their agents while on the Property, including, without limiting the generality of the foregoing, bodily injuries or death at any time resulting therefrom and damage to property sustained by any person or persons;

     (D) will cover the expenses associated with the reproduction of any information requested by the Optionee to the Optionor.

6.02 Notwithstanding any of the provisions of this Agreement, the parties specifically agree that the Optionee will not be responsible for rectifying any environmental damage sustained on the Property prior to the date hereof.

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RIGHT  OF  ENTRY

7.01 During the term of this Agreement, the Optionee and its servants, agents and independent contractors shall have the sole and exclusive right in respect of the Property to:

     (A)  enter  thereon;

     (B)  have  exclusive  and  quiet  possession  thereof;

     (C) do such prospecting, exploration, development and/or other mining work thereon and thereunder as the Optionee in its sole discretion may determine advisable;

     (D) bring upon and erect upon the Property such buildings, plant, machinery, tools, appliances and/or equipment as the Optionee may deem advisable; and

     (E) remove therefrom and dispose of reasonable quantities of ores, minerals and metals for the purposes of obtaining assays or making other tests.

TERMINATION  OF  OPTION  TO  PURCHASE

8.01 The  Option  to  Purchase  shall  terminate:

     (A) upon receipt by the Optionor of notice from the Optionee that the Optionee is terminating the Option to Purchase.

8.02 Notwithstanding the provisions of paragraphs 4.01 hereof, if at any time during the term of the Option to Purchase the Optionee fails to advance to the Optionor any cash payment required under sub-paragraph 4.01(a) hereof, the Optionor may terminate this Agreement, but only if:

     (A) they shall have first given to the Optionee a notice of default containing particulars of the payment not advanced; and

     (B) the Optionee has not, within ten (10) days following delivery of such notice of default, cured such default by making the appropriate payment.

8.03 Should the Optionee fail to comply with the provisions of sub-paragraph 8.02(b), the Optionor may thereafter terminate this Agreement, and the provisions of paragraph 8.04 and sub-paragraph 8.05(a) hereof shall then be applicable.

8.04 If the Option to Purchase in respect of any of the mineral claims comprised in the Property is terminated otherwise than upon the exercise thereof by the Optionee pursuant to paragraph 4.01 hereof (hereinafter called the "Terminated Claims"), the Optionee shall:

     (A)  leave the Terminated Claims in good standing for a period of least six
          (6) months from the termination of the Option to Purchase in respect of the Terminated Claims;

     (B) deliver at no cost to the Optionor within three (3) months of such termination copies of all reports, maps, assay results and other relevant technical data compiled by or in the possession of the Optionee with respect to the Terminated Claims and not theretofore furnished to the Optionor.

8.05     The  Optionee  agrees  with  the  Optionor  that:

          (A) if required in the event the Option to Purchase is terminated in respect of any Terminated Claims, it will deliver to the Optionor duly executed recordable transfers in favour of the Optionor of an undivided one hundred percent (100%) interest in and to the Terminated Claims; and

          (B) in the event the Option to Purchase is terminated as a result of the exercise thereof by the Optionee pursuant to paragraph 4.01 hereof, it will retain the duly executed recordable transfers in favour of the Optionee of an undivided one hundred percent (100%) interest in and to the Property, subject only to the Royalty.

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8.06 Notwithstanding the termination of the Option to Purchase in respect of any
     Terminated Claims, the Optionee shall have the right, within a period of six (6) months following the termination of the Option to Purchase in respect of the Terminated Claims, to remove from the Terminated Claims all buildings, plant, equipment, machinery, tools, appliances and supplies which have been brought upon the Terminated Claims by or on behalf of the Optionee, provided that any such buildings, plant, equipment, machinery, tools, appliances and supplies which have not been removed from the Terminated Claims by the Optionee within this six (6) month period shall thereafter become the property of the Optionor.

TRANSFER  OF  INTEREST  BY  THE  OPTIONEE

9.01 The Optionee may at any time, either during the period of the Option to Purchase or thereafter, sell, transfer or otherwise dispose of all or any portion of its interest in and to the Property and this Agreement, provided that any purchaser, grantee or transferee of any such interest shall have first delivered to the Optionor its agreement related to this Agreement and to the Property, containing:

     (A) a covenant by such transferee to perform all the obligations of the Optionee to be performed under this Agreement in respect of the interest to be acquired by it from the Optionee to the same extent as if this Agreement had been originally executed by the Optionee and such transferee as joint and several obligors making joint and several covenants; and

     (B) a provision subjecting any further sale, transfer or other disposition of such interest or any portion thereof in and to the Property and this Agreement to the restrictions contained in sub-paragraph 9.01(a) hereof. 9.02 No assignment by the Optionee of any interest less than its entire interest in this Agreement and in the Property shall, as between the Optionee and the Optionor, discharge it from any of its obligations hereunder, but upon the transfer by the Optionee of the entire interest at the time held by it in this Agreement and in the Property (whether to one or more transferees and whether in one or in a number of successive transfers), the Optionee shall be deemed to be discharged from all obligations hereunder or other fulfillment of contractual commitments and any environmental liabilities, effective on the date on which the Optionee shall have no further interest in this Agreement or in the Property.

FORCE  MAJEURE

     10.01 If the Optionee is at any time during the term of this Agreement either prevented or delayed in complying with any provisions of this Agreement by reason of strikes, labour shortages, power shortages, fuel shortages, fires, wars, acts of God, governmental regulations restricting normal operations, shipping delays or any other reason or reasons (other than lack of funds) beyond the control of the Optionee, the time limited for the performance by the Optionee of its obligations hereunder shall be extended by a period of time equal in length to the period of each such prevention or delay.

     10.02 The Optionee shall give prompt notice to the Optionor of each event of force majeure under paragraph 10.01 hereof and upon cessation of such event shall furnish the Optionor with notice to that effect together with particulars of the number of days by which the obligations of the Optionee hereunder have been extended by virtue of such event of force majeure and all preceding events of force majeure.

CONFIDENTIAL  INFORMATION

11.01 No information in respect of the activities carried out on the Property or any portion thereof by the Optionee during the currency of the Option to Purchase hereunder shall be published by the Optionor or by the Optionee without the prior written consent of the other, but such consent in respect of the reporting or factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities or corporation laws. In the event either the Optionor or the Optionee proposes to publish any such information, they shall first provide to the other written notice by facsimile of the information proposed to be published at least one business day prior to the publication of such information. In the event the party receiving such written notice has not provided comments to the party sending such written notice within one business day of the receipt of such written notice, the other party will be free to publish such information without further reference to the party to whom such written notice was sent.

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ARBITRATION

12.01 The parties agree that all questions or matters in dispute with respect to the accounting of monies expended by the Optionee as provided for herein, or with respect to any other matter of a financial nature hereunder, shall be submitted to arbitration pursuant to the terms hereof.

12.02 It shall be a condition precedent to the night of any party to submit any matter to arbitration pursuant to the provisions hereof that any party intending to refer any matter to arbitration shall have given not less than thirty (30) days prior written notice of its intention so to do to the other party together with particulars of the matter in dispute. On the expiration of such thirty (30) days, the party who gave such notice may proceed to refer the dispute to arbitration as provided for in paragraph
     12.03  hereof.

12.03 The party desiring arbitration shall appoint one arbitrator, and shall notify the other party of such appointment, and the other party shall, within fifteen (15) days after receiving such notice, appoint an arbitrator, and the two arbitrators so named, before proceeding to act, shall, within fifteen (15) days of the appointment of the last appointed arbitrator, unanimously agree on the appointment of a third arbitrator to act with them and be chairman of the arbitration herein provided for. If the other party shall fail to appoint an arbitrator within fifteen (15) days after receiving notice of the appointment of the first arbitrator, and if the two arbitrators appointed by the parties shall be unable to agree on the appointment of the chairman, the chairman shall be appointed under the provision of the Commercial Arbitration Act (British Columbia). Except as specifically otherwise provided in this paragraph, the arbitration herein provided for shall be conducted in accordance with such Act. The chairman, or in the case where only one arbitrator is appointed, the single arbitrator, shall fix a time and place in Vancouver, British Columbia, for the purpose of hearing the evidence and representations of the parties, and he shall preside over the arbitration and determine all questions of procedure not provided for under such Act or this paragraph. After hearing any evidence and representations that the parties may submit, the single arbitrator, or the arbitrators, as the case may be, shall make an award and reduce the same to writing, and deliver one copy thereof to each of the parties. The expense of the arbitration shall be paid as specified in the award.

12.04 The parties may agree that the award of a majority of the arbitrators, or in the case of a single arbitrator, of such arbitrator, shall be final and binding upon each of them.

NOTICES  AND  PAYMENT

13.01 Any notice, demand, payment or other communication under this Agreement will be given in writing and must be delivered or sent by telecopier and addressed to the party to which it is being given at the following addresses:

                              JAROSLAV  RUZA
                              1002-1415  St  Georges  Avenue
                              North  Vancouver,  British  Columbia
                              Canada

                              Attention:  Mr.  Jaroslav  Ruza
                              Facsimile  No.  +1  604  985  3160

                              DRAGON  GOLD  RESOURCES,  INC.
                              338  Euston  Road,  Suite  323
                              London  -  NW1  3BT
                              United  Kingdom

                              Attention:  Mr.  Johannes  Petersen
                              Facsimile  No.  +44  (0)  207  416  4975

13.02 If notice, demand, payment or other communication is sent by telecopier or is delivered, it will be deemed to have been received on the next business day following the day of transmission or delivery.

CURRENCY

14.01 All references to monies hereunder will be in lawful currency of Canada unless otherwise specified.

FURTHER  ASSURANCES

15.01 Each of the parties hereto agrees to do and/or execute all such further and other acts, deeds, things, devices, documents and assurances as may be required in order to carry out the true intent and meaning of this Agreement, including the registration thereof against any of the mineral property interests comprising the Property at the request of any party.

TIME  OF  THE  ESSENCE

16.01  Time  shall  be  of  the  essence  of  this  Agreement.

COSTS

17.01 Each of the parties hereto will be responsible for paying its own costs relating to the preparation and execution of this Agreement.

ENTIRE  AGREEMENT

18.01 The parties hereto agree that the terms and conditions of this Agreement shall supersede and replace any other agreements or arrangements, whether oral or written, heretofore existing among the parties in respect of the subject matter of this Agreement.

COUNTERPARTS

19.01 This Agreement and any certificate or other writing delivered in connection herewith may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or such other writing, as the case may be, taken together, will be deemed to be one and the same instrument. The execution of this Agreement or any other writing by any party hereto will not become effective until all counterparts hereof have been executed by all the parties hereto.

EXECUTION  BY  FACSIMILE

20.01 Each of the parties hereto will be entitled to rely upon delivery by facsimile of executed copies of this Agreement and any certificates or other writings delivered in connection herewith, and such facsimile copies will be legally effective to create a valid and binding agreement among the parties in accordance with the terms and conditions of this Agreement.

HEADINGS

21.01 The headings to the respective paragraphs hereof shall not be deemed as part of this Agreement but shall be regarded as having been used for convenience only.

GOVERNING  LAW

22.01 This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

ENUREMENT

23.01 This Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their successors and permitted assigns, as the case may be.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

Jaroslav  Ruza                          Dragon  Gold  Resources,  Inc.
Per:                                    Per:

/s/  Jaroslav                           /s/  Johannes  Petersen
-------------                           -----------------------
Jaroslav  Ruza                         Johannes  Petersen
                                       President  &  CEO

                                       /s/  Xiaojun  (Albert)  Cui
                                       ---------------------------
                                       Xiaojun  (Albert)  Cui
                                       Director

                                  SCHEDULE "A"

Claims registered to Optionor at the Office of the Geological and Mining Cadaster (OGMC) of the Mineral Resources Authority of Mongolia (MRAM) immediately before the execution of this Agreement.


         License No.    Issue Date         License        Area       Province (s)     Subprovince (s)              Area Name
                                           Renewal     (Hectares)
1          7551         24/05/2004       24/05/2005      10014       Dornogovi         Mandakh                      Olon aarg
2          7422         10/05/2004       10/05/2005      10042       Uvs               Naranbulag/Olgii             Baruun khavtsal
3          7552         24/05/2004       24/05/2005      10571       Zavkhan           Aldarkhaan                   Yamaat
4          7423         10/05/2004       10/05/2005       9795       Uvs/Zavkhan       Zavkhan/Urgamal/Dorvoljin    Uneged uul
5          8048         03/08/2004       03/08/2005       7426       Dornogovi         Kahatanbulag                 Ondor khoshuu
